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                          CERTIFICATE OF INCORPORATION

                                       OF

                                  dELiA*s Inc.

     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

     FIRST:  The name of the corporation is dELiA*s Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.
The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock the Corporation shall have authority to issue is 51,000,000 shares, consisting of 50,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. The board of directors may authorize, without further stockholder approval, the issuance from time to time of the preferred stock in one or more series with such designations and such powers, preferences and rights, and such qualifications, limitations or restrictions (which may differ with respect to each series) as the board of directors may fix by resolution.

     FIFTH:  The name and mailing address of the incorporator are as follows:

     Michael R. Neidell
     Proskauer Rose Goetz & Mendelsohn LLP
     1585 Broadway
     New York, NY  10036

     SIXTH: (a) The board of directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole board permits, with the term of office of one class expiring each year.
At the next election of directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual
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meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes to make all classes as nearly equal in number as possible, and the board of directors shall decide which class shall contain an unequal number of directors.

       (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to serve as directors. Nominations of persons for election to the board of directors of the Corporation may be made at an annual meeting of stockholders (a) by or at the direction of the board of directors or (b) by or on behalf of a stockholder of the Corporation, or a duly authorized proxy for such stockholder, who is a stockholder of record at the time of giving notice provided for in this paragraph and who shall be entitled to vote for the election of directors at the meeting. Any nominations not made by or at the direction of the board of directors must be made pursuant to a notice in writing to the secretary of the Corporation delivered or mailed to, and received at, the principal executive offices of the Corporation not fewer than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the
                                      --------  -------
annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date; and further provided,
                                                          ------- --------
however, that, notwithstanding the foregoing, with respect to the first annual
-------
meeting of stockholders, such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to stockholders generally. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder and represented by proxy and (iii) a description of all arrangements or understandings between such stockholder and any

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other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. If the board of directors shall determine, based on the facts, that a nomination was not made in accordance with the above procedures, the chairman of the meeting shall so declare to the meeting and the defective nomination shall be disregarded.

     (c) Vacancies in the board of directors may be filled by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote in the election of directors, and any director so chosen shall hold office for the remainder of the full term of the director whose place he or she has been elected to fill and until his or her successor shall be elected and qualified.
A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the stockholders fail at any annual meeting of stockholders at which any director or directors are required to be elected to elect the full authorized number of directors to be voted for at that meeting, or if there are newly created directorships resulting from any increase in the authorized number of directors.

     (d) Any director may be removed with or without cause at any time by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote at a special meeting of stockholders called for that purpose and the vacancies thus created may be filled at that same meeting by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote at such meeting.

     (e) The affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote in the election of directors shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SIXTH.

     SEVENTH: (a) Except as otherwise required by law, meetings of stockholders may be called only by the board of directors pursuant to a resolution approved by a majority of the board (excluding those directors affiliated with or elected by an interested stockholder (as defined in section 203 of the General Corporation Law of the State of Delaware)), the chairman of the board, the vice chairman of the board or the president of the Corporation.

     (b) At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation's notice of meeting, (b) by

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or at the direction of the board of directors or (c) by or on behalf of a stockholder of the Corporation, or a duly authorized proxy for such stockholder, who is a stockholder of record at the time of giving notice provided for in this paragraph and who shall be entitled to vote at such meeting. Stockholder proposals must be made pursuant to a notice in writing to the secretary of the Corporation delivered or mailed to, and received at, the principal executive offices of the Corporation, in the case of business to be brought before a special meeting of stockholders, not more than 10 days after the date of the initial notice referred to in clause (a) of this paragraph, and, in the case of business to be brought before an annual meeting of stockholders, not fewer than sixty 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the
                                      --------  -------
annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date; and further provided,
                                                          ------- --------
however, that, notwithstanding the foregoing, with respect to the first annual
-------
meeting of stockholders, such notice by the stockholder must be received at the principal executive offices of the Corporation prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to stockholders generally. Such stockholder's notice shall set forth
(a) a brief description of the business desired to brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of stock of the Corporation which are owned of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. If the board of directors shall determine, based on the facts, that a proposal was not made in accordance with the above procedures, the chairman of the meeting shall so declare to the meeting and the defective proposal shall be disregarded.

     (c) The affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote in the election of directors shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article SEVENTH.

     EIGHTH: (a) If stockholder approval is required by applicable law, the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote on the matter shall be required to approve the adoption of any agreement for the merger of the Corporation with or into any other corporation, the consolidation of the Corporation with any other corporation or the sale, lease,

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transfer or exchange of all or substantially all the assets of the Corporation.

     (b) The affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote in the election of directors shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article EIGHTH.

     NINTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, provided that this Article NINTH shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     TENTH: The holders of shares entitled at the time to vote for the election of directors shall have the power to adopt, amend or repeal the bylaws of the Corporation by a vote of not fewer than 66-2/3% of such shares, and, except as otherwise provided by law, the board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not fewer than 66-2/3% of the entire board. However, any bylaw adopted by the stockholders may not be amended or repealed by a vote of the board.


                                        /s/ Michael R. Neidell
                                        ___________________________________
                                        Michael R. Neidell
                                        Sole Incorporator

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